                                                                    EXHIBIT 10.5

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED AS [*****]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

                             DISTRIBUTION AGREEMENT
                             ----------------------

     THIS AGREEMENT is made as of this 24th day of November, 1999 (the "Effective Date"), by and between Proton Energy Systems, Inc., a corporation duly organized and existing under the laws of Delaware, U.S.A., having its principal place of business at 50 Inwood Road, Rocky Hill, Connecticut 06067, U.S.A., ("Proton") and Diamond Lite Limited, a corporation duly organized and existing under the laws of Switzerland, having its principal place of business at Industrie Hegi, 9425 Thal, Switzerland (the "Distributor").

                                    RECITALS
                                    --------

     Proton is engaged in the business of manufacturing hydrogen generators, including the Products (as hereinafter defined); and

     Distributor is engaged in the business of selling and marketing goods manufactured by others in the Territory (as hereinafter defined), including products similar or related to the Products; and

     Distributor agrees to be appointed a distributor of the Products in the Territory, on the terms and subject to the conditions and limitations set forth herein.

     In consideration of the mutual covenants and agreements herein contained, Proton and Distributor hereby agree as follows:

1.  CERTAIN DEFINITIONS.
    -------------------

     1.1  Products.  The term "Products" shall mean the items of equipment
          --------
produced by Proton identified or described on Exhibit A attached hereto. Proton shall have the right to modify, alter, improve, change, add to or discontinue any or all of the Products at any time. Proton will use best efforts to provide Distributor with reasonable advance notice of any change or addition to or discontinuation of any of the Products, and will offer Distributor the opportunity to add any new hydrogen generator products having a flow rate capacity of greater than 10 standard cubic feet per hour which Proton may make commercially available during the term of this Agreement to the list of Products Distributor is authorized to distribute and sell hereunder.

     1.2  Territory.  The term "Territory" shall mean the geographic areas
          ---------
listed on Exhibit B attached hereto; provided, however, that Proton shall have
                                     --------  -------
the right, at any
time and from time to time upon written notice to the Distributor, to eliminate portions of the Territory in the event that (a) a government or governmental agency in any jurisdiction constituting part of the Territory imposes conditions or restrictions on the sale of the Products in such jurisdiction that either prevent Proton or the Distributor from marketing, selling or delivering the Products in that part of the Territory, or materially affect the commercial feasibility of the transactions contemplated by this Agreement, or (b) the Distributor is unable or otherwise fails or neglects to obtain any license, permit or approval required under applicable law for the purchase, resale or delivery of Products to customers in that part of the Territory.

     1.3  House Accounts.  The term "House Account" shall mean the existing or
          --------------
prospective customers of Proton identified on Exhibit C hereto, as amended from time to time. Proton shall have the right to add customers to the list of House Accounts at any time and from time to time upon written notice to Distributor.

2.   DISTRIBUTORSHIP.
     ---------------

     2.1  Grant of Distributorship.  Proton hereby grants to Distributor the
          ------------------------
right, during the Term (as hereinafter defined), to sell the Products to customers (with the exception of House Accounts) located within the Territory for delivery in the Territory, all in accordance with the terms and conditions set forth herein. Distributor is not authorized to market or sell the Products to customers who or which are (a) House Accounts, or (b) located outside the Territory, unless in each instance Distributor has received the prior written consent of Proton.

     2.2  Direct Sales, Etc.  Proton agrees that it shall not, at any time
          ------------------
during the Term of this Agreement, sell Products directly to customers located within the Territory for delivery in the Territory; provided, however, that
                                                    --------  -------
Proton shall not be restricted from selling Products directly to House Accounts.

     2.3  Sub-Distributors.  Distributor may appoint sub-distributors and sales
          ----------------
representatives to market, sell and distribute the Products in the Territory subject to and on terms and conditions consistent with the provisions of this Agreement; provided, however, that Distributor shall at all times remain
           --------  -------
responsible for the performance of such persons and for their compliance with the terms and conditions hereof.

     2.4  Competing Products.  Distributor shall not, at any time during the
          ------------------
Term of this Agreement, directly or indirectly manufacture, distribute, sell, act as a sales representative for or with respect to or otherwise deal in any products which are competitive with any of the Products.

3.  ORDERS AND SHIPMENT.
    -------------------

     3.1  Orders.  Distributor shall place written orders for the Products with
          ------
Proton setting forth the model(s), quantity of the Products ordered and the delivery date based on the applicable quotation from Proton. Each order shall incorporate the terms of this Agreement, whether or not specific reference is made in such order to this Agreement. No order shall be binding on Proton unless acknowledged and accepted in writing by Proton. Proton reserves the right to reject any order or to cancel any order previously accepted if Proton determines that Distributor is in breach of any term or condition of this Agreement.

     3.2  Shipment.  Products sold to Distributor by Proton shall be shipped "Ex
          --------
Works, packed" from Proton's manufacturing facility in Rocky Hill, Connecticut (according to INCOTERMS), unless otherwise agreed in writing by the parties. Title to the Products will pass to the Distributor upon delivery of the Products to the carrier, and upon such delivery Distributor shall be responsible for and bear the entire risk of loss or damage to the goods. Distributor shall pay all packing, freight, insurance, duty and customs, and any other charge associated with shipment, export, import or delivery of the Products.

     3.3  Compliance with Laws.  Distributor shall be responsible, at its sole
          --------------------
cost and expense, for obtaining and maintaining all licenses, permits and approvals required under applicable law for, and for otherwise complying with all laws, rules and regulations applicable to, the purchase, resale and delivery of the Products in the Territory. Distributor shall indemnify and hold Proton harmless from and against any damages, losses, liabilities and expenses, including reasonable attorney's fees, arising out of any breach of the provisions of this Section.

4.  PRICES AND PAYMENT TERMS.
    ------------------------

     4.1  Prices.  Prices for the Products shall be as quoted by the Proton to
          ------
Distributor from time to time or for specific projects. All prices are exclusive of all governmental excise, sales, use, occupational or similar taxes. The prices at which the Products are resold in the Territory shall be determined in the sole discretion of Distributor.

     4.2  Terms of Payment.  Unless otherwise agreed by the parties in writing,
          ----------------
payment for Products purchased hereunder shall be made by Distributor in accordance with the quotation from Proton with respect to the sale of the subject Products. All payments due hereunder shall be made in United States dollars. In the event such remittance is not made in full within said period, interest shall accrue on moneys outstanding from the due date to the date of payment at the rate of one and one-half percent (1 1/2%) per month (or the maximum legal rate allowed, whichever is less).

5.  MARKETING, ADVERTISING AND TRAINING.
    -----------------------------------

     5.1  Distributor's Undertaking.  Distributor shall exert its best efforts
          -------------------------
to promote the sale of the Products in the Territory and to develop a market demand for the same in the Territory. Distributor shall maintain professional sales and office facilities and personnel, and trained field service personnel adequate to provide effective, reliable and complete service, support and installation to its customers and potential customers. Distributor shall generally conduct its business in a professional and ethical manner in all dealings with Proton and Distributor's customers and potential customers, abide by the highest standards of honesty, integrity and fair dealing, comply with all applicable laws, rules and regulations and refrain from any conduct which would reflect adversely upon or in any manner injure the reputation or goodwill of Proton or the Products.

     5.2  Sales Materials.  Proton agrees to provide Distributor free of charge
          ---------------
with such catalogs and other sales and promotional materials with respect to Products as Proton generally makes available to its distributors, and Distributor may reproduce such materials as reasonably required, provided that all copyright, trademark and other proprietary markings are reproduced. Such materials shall remain the property of Proton and, except insofar as they are distributed by Distributor in the course of his performance of his duties under this Agreement, must be promptly returned to Proton upon the expiration or termination of this Agreement. Distributor will arrange, at its sole cost and expense, for sales and marketing materials and product manuals to be translated into the respective languages within the Territory, and has therefore the right (subject to the provisions of Section 9 hereof) to use Proton's "Trademarks" (as hereinafter defined) in such documents. Distributor shall be solely responsible for verifying the accuracy of all such translations.

     5.3  Additional Support.  Proton will provide a link on its website to
          ------------------
Distributor's website to facilitate referrals to Distributor. Proton will also identify Distributor as a distributor of the Products in its advertising and promotional materials as, when and to the extent it deems appropriate to do so.

     5.4  Training for Distributor Personnel.  At such time or times as are
          ----------------------------------
mutually agreeable and convenient for the parties, Proton shall provide free of charge technical/technical sales training for qualified personnel of Distributor at Proton's facility in Rocky Hill, Connecticut, provided that Distributor shall be responsible for all expenses for its personnel attending such training.

6.  LIMITED WARRANTY.
    ----------------

     6.1  Limited Warranty.  Proton's sole warranty with respect to Products
          ----------------
sold to Distributor shall be as set forth in Proton's standard written warranty with respect to the subject Product, as modified and in effect from time to time and subject to the conditions and limitations set forth therein. A copy of Proton's current standard written warranty with respect to the Products is attached hereto as Exhibit D.

     6.2  Limitation of Liability.  PROTON MAKES NO REPRESENTATION OR WARRANTY
          -----------------------
WITH RESPECT TO THE PRODUCTS OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS SECTION. THE WARRANTIES STATED IN THIS SECTION ARE EXPRESSLY IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR AGAINST INFRINGEMENT. PROTON SHALL NOT BE LIABLE FOR ANY INCIDENTAL, SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOSS OF ANTICIPATED PROFITS OR BENEFITS, DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE SUPPLY OF PRODUCTS, HEREUNDER. PROTON'S TOTAL LIABILITY (WHETHER IN CONTRACT, TORT, PRODUCT LIABILITY OR OTHERWISE) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY BREACH HEREOF SHALL NOT, UNDER ANY CIRCUMSTANCES, EXCEED THE AGGREGATE AMOUNT PAID TO PROTON BY DISTRIBUTOR HEREUNDER.

7.  INSURANCE.
    ---------

     7.1  Distributor's Insurance.  Distributor shall secure and maintain during
          -----------------------
the Term an insurance policy or policies protecting the Distributor and Proton against any loss, liability or expense whatsoever, including product liability, workmen's compensation, personal injury, fire, theft, death, property damage or otherwise, arising from the Distributor's business. Such policy or policies shall include general liability coverage of not less than US$500,000 per person and US$1,000,000 combined single limit per accident for bodily injury and property damage coverage of US $100,000. Distributor shall furnish Proton with certificates evidencing all such insurance.

     7.2  Proton's Insurance.  Proton represents that it has and will maintain
          ------------------
in effect during the Term of this Agreement products liability insurance with limits of not less than US$5,000,000. Proton will furnish Distributor with certificates evidencing such insurance.

8.  NOTICES, FORECASTS, REPORTS AND RECORDS.
    ---------------------------------------

     8.1  Notices of Claims.  Distributor shall notify Proton in writing of any
          -----------------
claim, action, proceeding or the like that comes to the attention of the Distributor which is brought, asserted or threatened against the Distributor or Proton and relates in any way to the Products or the subject matter of this Agreement promptly upon learning thereof, and shall cooperate with Proton in the investigation, defense and resolution of such claim, action or proceeding.

     8.2  Reports.  Upon request by Proton from time to time, Distributor shall
          -------
submit periodic reports detailing its sales and marketing efforts and activities in the Territory at such intervals and containing such information as Proton may reasonably require.

     8.3  Records.  Distributor agrees to maintain copies of all documentation
          -------
relating to its purchase and sale of Products under this Agreement.

9.  TRADEMARKS AND OTHER INTELLECTUAL PROPERTY RIGHTS.
    -------------------------------------------------

     9.1  Trademarks and Tradenames.  Distributor acknowledges that Proton is
          -------------------------
the sole owner of Proton's corporate name, as well as any other tradenames, trademarks, service marks, logos, designs or marks that Proton has adopted or may from time to time adopt or use with respect to the Products or in connection with its business (collectively, "Trademarks"). Distributor shall not adopt or use any Trademark in any manner except as expressly authorized under this Agreement, or directly or indirectly contest or aid in contesting the validity or ownership of any Trademark or take any actions whatsoever in derogation of Proton's rights in any Trademark. Distributor shall not alter, remove or cover up any Trademarks appearing on or affixed to the Products or any documentation, literature or marketing materials relating thereto.

     9.2  Limited License.  Proton hereby grants Distributor a license to use
          ---------------
the Trademarks during the Term of this Agreement, provided that (i) such Trademarks are used solely in connection with the marketing and sale of the Products pursuant to this Agreement and for no other purpose, and (ii) Distributor's use of such Trademarks complies in each instance with all Trademark use guidelines as may be promulgated by Proton and communicated to Distributor from time to time. Upon expiration or termination of this Agreement, Distributor shall cease use of all Trademarks.

     9.3  Advertising.  Distributor shall not publish broadcast, display,
          -----------
distribute or otherwise use any advertising, sales brochures, promotional literature, press releases or other items or materials which contain or otherwise make any representations or warranties with respect to the Products which are inconsistent with those made by Proton in any of its manuals or product literature relating to such Products or which are untrue, deceptive or misleading in any respect. Distributor agrees to comply with all Trademark use guidelines as may be promulgated by Proton and communicated to Distributor from time to time.

     9.4  Unauthorized Use.  Distributor agrees to promptly notify Proton of any
          ----------------
infringement or other unauthorized use of any Trademark promptly upon learning thereof.

10.  TERM OF AGREEMENT; TERMINATION.
     ------------------------------

     10.1 Term.  The term of this Agreement (the "Term") shall commence on the
          ----
Effective Date and continue until June 30, 2002, unless sooner terminated as hereinafter provided. Thereafter, subject to the provisions hereof, the Term shall be automatically renewed and extended for additional successive periods of one (1) year each unless written notice is given by either party not less than one hundred and eighty (180) days prior to the expiration of the initial Term or the then current renewal Term that this Agreement shall not be so extended, in which event this Agreement shall terminate effective as of the end of the initial Term or the then current renewal Term as the case may be.

     10.2 Events of Termination. Notwithstanding the foregoing, either party may
          ---------------------
terminate this Agreement at any time with immediate effect by written notice to the other party, if the other party has not discharged any of its obligations hereunder or otherwise breached this Agreement, or if the other party is or will inevitably in the near future be dissolved, liquidated or bankrupt, or if the management or control of the other party has changed in such a way as to render it undesirable for the first party in its opinion to continue this Agreement.

     10.3  Early Termination by Proton. In addition to Proton's right to
           ---------------------------
terminate this Agreement pursuant to Section 10.2 above, Proton may, upon written notice thereof to
Distributor, terminate this Agreement at any time prior to the expiration of the Term upon the occurrence of any of the following events:

          (i) Distributor's voluntary abandonment of the distributorship to which it has been appointed pursuant to this Agreement; or

          (ii) Distributor's engaging in any practice which is, or in the opinion of Proton's legal counsel is determined to be, an illegal, unfair or deceptive trade practice in violation of any applicable law, rule or regulation.

     10.4  Obligations Upon Termination.  Upon termination of this Agreement, by
           ----------------------------
expiration of the Term or otherwise, Distributor shall immediately (i) cease holding itself out, in any manner, as an authorized distributor of the Products and cease using the Trademarks or any advertising or promotional materials supplied by Proton or containing any Trademarks or references to the Products for any purpose; and (ii) return to Proton any and all documentation and materials containing confidential or proprietary information belonging to Proton and any and all signs, stationery, sales brochures, advertising, promotional materials and other materials supplied by Proton. Orders placed with Distributor by any customers in the Territory within twelve months after termination of this Agreement pursuant to a written offer made by Distributor to such customer before termination hereof in accordance with a written quotation from Proton shall be completed and delivered under the terms and subject to the conditions and provisions of this Agreement and the applicable written quotation from Proton. In no event shall Distributor be entitled to compensation for good will or any other payment of any type upon termination of this Agreement.

     10.5  Survival of Certain Obligations.  Termination of this Agreement shall
           -------------------------------
not relieve either party of any accrued payment obligations under this Agreement. The rights and obligations of the parties under Sections 6.2, 9.1,
10.4 and 11 will survive the termination of expiration of this Agreement in accordance with their terms.

11.  MISCELLANEOUS.
     -------------

     11.1  Confidentiality.  Distributor shall hold in strict confidence and
           ---------------
shall not disclose to others or use, either before or after termination or expiration of this Agreement, any technical or business information, manufacturing technique, process, experimental work, trade secret or other confidential matter relating to the Products, except to the extent disclosure is reasonably required in connection with Distributor's marketing activities in the Territory. Distributor shall, upon request (and upon termination or expiration of this Agreement without request), deliver to Proton any and all drawings, notes, documents and materials received from Proton.

     11.2  Independent Contractor Status.  Nothing contained in this Agreement
           -----------------------------
shall be construed to constitute Distributor as a partner, employee or agent of Proton, nor shall Distributor hold himself out as such. Distributor has no right or authority to incur, assume or create, in writing or otherwise, any warranty, liability or other obligation of any kind, express or implied, in the name of or on behalf of Proton, it being intended by both Distributor and Proton that each shall remain an independent contractor responsible for its own actions. Distributor agrees to indemnify and hold Proton harmless from and against any damages, losses, liabilities and expenses, including reasonable attorneys fees, arising out of a breach of the provisions of this Section.

     11.3  Assignment.  Distributor shall not assign, transfer or otherwise
           ----------
dispose of this Agreement or any of its rights or obligations hereunder without Proton's prior written consent.

     11.4  Force Majeure.  If the performance of any obligation under this
           -------------
Agreement (other than payment obligations) is prevented, restricted or interfered with by reason of war, revolution, civil commotion, acts of public enemies, blockade, embargo, strikes, any law, order, proclamation, regulation, ordinance, demand, or requirement having a legal effect of any government or any judicial authority or representative of any such government, or any other act whatsoever, whether similar or dissimilar to those referred to in this Section, which is beyond the reasonable control of the party affected, then the party so affected shall, upon giving prior written notice to the other party, be excused from such performance to the extent of such prevention, restriction, or interference, provided that the party so affected shall use reasonable commercial efforts to avoid or remove such causes of nonperformance, and shall continue performance hereunder with reasonable dispatch whenever such causes are removed.

     11.5  Entire Agreement. This Agreement constitutes the entire agreement
           ----------------
between the parties hereto and supersedes all previous negotiations, agreements and commitments with respect thereto, and shall not be released, discharged, changed or modified in any manner except by instruments signed by duly authorized officers or representatives of each of the parties hereto.

     11.6   Applicable Law. Any claim or controversy relating in any way to this
            --------------
Agreement shall be governed and interpreted exclusively in accordance with the laws of the State of Connecticut and the federal laws of the United States. Distributor hereby agrees that all controversies arising from or relating to this Agreement shall be initiated in a state or federal court located in the State of Connecticut and, accordingly, irrevocably consents to the jurisdiction and to the service of process, pleadings and notices in connection with any and all actions and processes initiated in any state or federal court in said state. Neither the 1980 United Nations Convention on Contracts for the International Sale of Goods nor the United Nations Convention on the Limitation Period in the International Sale of Goods will apply to this Agreement or any transaction under it.

     11.7   Partial Illegality.  If any provision of this Agreement or the
            ------------------
application thereof to any party or circumstances shall be declared void, illegal or unenforceable, the remainder of this Agreement shall be valid and enforceable to the extent permitted by applicable law. In such event, the parties shall use their best efforts to replace the invalid or unenforceable provision by a provision that, to the extent permitted by the applicable law, achieves the purposes intended under the invalid or unenforceable provision.
Any deviation by either party from the terms and provisions of this Agreement in order to comply with applicable laws, rules or regulations shall not be considered a breach of this Agreement.

     11.8   Waiver of Compliance.  Any failure by any party hereto to enforce at
            --------------------
any time any term or condition under this Agreement shall not be considered a waiver of that party's right thereafter to enforce each and every term and condition of this Agreement.

     11.9   Notices.  All notices and other communications in connection with
            -------
this Agreement shall be in writing and shall be sent to the respective parties at the following addresses, or to such other addresses as may be designated by the parties in writing from time to time in accordance with this Section, by registered or certified air mail, postage prepaid, or by express courier service, service fee prepaid, or by telefax with a hard copy to follow via air mail or express courier service in accordance with this Section.

     To Proton:          Proton Energy Systems, Inc.
                         50 Inwood Road
                         Rocky Hill, Connecticut
                         Attention:  President

     With a copy to:     Dana C. Blakslee Esq.
                         Duane, Morris & Heckscher LLP
                         One International Place, 14th Floor
                         Boston, Massachusetts 02110

     To Distributor:     Diamond Lite Limited
                         Industrie Hegi
                         9425 Thal
                         Switzerland
                         Attention:  President

     All notices shall be deemed received (i) if given by hand, immediately,
(ii) if given by air mail, three (3) business days after posting, (iii) if given by express courier service, the next business day in the jurisdiction of the recipient, or (iv) if given by telefax, upon receipt thereof by the recipient's telefax machine as indicated either in the sender's identification line produced by the recipient's telefax machine or in the sender's transmission confirmation report as produced electronically by the sender's telefax machine.

     11.10  Counterparts.  This Agreement may be executed in counterparts, each
            ------------
of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

     The parties have caused this Agreement to be executed by their respective duly authorized representative as of the Effective Date.

PROTON ENERGY SYSTEMS, INC.                  DIAMOND LITE LIMITED


By: /s/ Walter W. Schroeder                  By:
   -------------------------------------        ------------------------------

Walter Schroeder    President & CEO
----------------------------------------     ---------------------------------
   Printed Name and Title                          Printed Name and Title

                                   EXHIBIT A

                                   PRODUCTS
                                   --------


1.   HOGEN(R) 20 Hydrogen Generator
2.   HOGEN(R) 40 Hydrogen Generator
3.   HOGEN(R) 380 Hydrogen Generator
4.   HOGEN(R) 600 Hydrogen Generator
5.   HOGEN(R) 1000 Hydrogen Generator

                                   EXHIBIT B

                                   TERRITORY
                                   ---------


     Austria, Benelux countries, Bulgaria, Czech Republic, Denmark, France, Germany, Greece, Hungary, Italy, Poland, Portugal, Romania, Slovak Republic, Slowenia, Spain, Switzerland

*****CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.*****


                                   EXHIBIT C

                                HOUSE ACCOUNTS
                                --------------


1.   [*****]

2.   [*****]

3. All industrial gas companies (i.e. organizations engaged in the business of distributing and supplying industrial gases and equipment) having gross annual sales equivalent to [*****] or more, including but not limited to [*****].

                                  EXHIBIT D

                               LIMITED WARRANTY
                        HYDROGEN GAS GENERATOR SYSTEMS

PROTON ENERGY SYSTEMS, INC. ("PROTON") warrants to purchasers from Proton (each a "Buyer") of the PROTON manufactured and designed ITEMS LISTED BELOW that such items shall be free from defects in materials and workmanship under normal use and service for the stated period of time commencing from date of shipment or as stated below.

HYDROGEN GAS GENERATORS:   Twelve (12) months from start-up or fifteen (15)
months from shipment, whichever occurs first.

SPARE AND REPLACEMENT PARTS (excluding electrolysis cell stack):  Ninety (90) days

ELECTROLYSIS CELL STACKS:                                         Twelve (12) months

EXCLUDED FROM THIS WARRANTY:

 . Parts and items considered consumable in normal operations, including those parts and items supplied with the unit for maintenance.

 . Any Generator and its parts that are not installed, operated, and maintained in accordance with the unit's operation and maintenance manual supplied with the system.

 .  Damages due to accident, misuse or negligence of the operator

Buyer shall provide PROTON with prompt written notice and an explanation of the circumstances of any claim hereunder. Buyer's sole and exclusive remedy in the event of defect, and the liability of PROTON hereunder, is limited to the adjustment, repair, or replacement (at PROTON's option) of defective item or part. Such adjustments, repairs, or replacements will be made at PROTON's Rocky Hill, Connecticut, plant or, for Generators only, at the site of the equipment if BUYER so elects. All costs for shipping equipment or parts, whether to or from the point of manufacture, and all travel and related expenses (including, without limitation, meals and lodging) incurred by PROTON employees or agents in connection with the performance of field services hereunder shall be the responsibility of the BUYER. If PROTON cannot, or determines that it is not practical to, repair or replace a defective item, the price allocable to such item paid to PROTON by Buyer shall be refunded or, at PROTON's option, credited against other obligations of Buyer or toward future purchases.

     NOTE: DISASSEMBLY OF THE ELECTROLYSIS CELL STACK

     IMMEDIATELY VOIDS ANY AND ALL WARRANTIES

THE WARRANTY PROVIDED HEREUNDER, AND THE RIGHTS AND REMEDIES OF THE BUYER HEREUNDER, ARE IN LIEU OF ALL OTHER WARRANTIES, GUARANTEES, OBLIGATIONS, LIABILITIES, OR REMEDIES, EXPRESSED OR IMPLIED, ARISING BY LAW OR OTHERWISE, INCLUDING WITHOUT LIMITATION IMPLIED WARRANTIES OF MERCHANTABILITY, IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR USAGE OF TRADE AND IMPLIED WARRANTIES OF SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR AGAINST INFRINGEMENT. THE REMEDIES PROVIDED IN THIS CLAUSE ARE EXCLUSIVE AND THE SELLER SHALL IN NO WAY BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND WHATSOEVER, INCLUDING WITHOUT LIMITATION LOSS OF USE, REVENUE OR PROFIT, WHETHER OR NOT PROTON HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.